                                                                   Exhibit 10.53


                             VISUAL NUMERICS INC.

                         NOTICE OF STOCK OPTION GRANT

Richard G. Couch
11 Wilson Court
Alamo, CA 94507

     You have been granted an option to purchase Common Stock of Visual Numerics, Inc. (the "Company") as follows:
                                                 ======================

                                                 ----------------------
                                   DATE OF GRANT               12/18/90
                                                 ----------------------
                        EXERCISE PRICE PER SHARE                  $1.20
                                                 ----------------------
                  TOTAL NUMBER OF SHARES GRANTED                100,000
                                                 ----------------------
                   TOTAL PRICE OF SHARES GRANTED                $12,000
                                                 ----------------------
                                  TYPE OF OPTION                    NSO
                                                 ----------------------
                           TERM/EXPIRATION DATE:                 8/9/98
                                                 ======================
                   Exercise Schedule:
                   -----------------

See copy of Minutes, resolutions and employment agreement attached.

     Termination Period:
     ------------------

     The Option may be exercised for 180 days after termination of your employment relationship (but in no event later than the Expiration Date).

     By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the attached Board Minutes and made a part of this document.

OPTIONEE:                              VISUAL NUMERICS, INC.


/s/ Richard G. Couch                   By: /s/ Charles W. Johnson
--------------------                      --------------------------
Signature

/s/ Richard G. Couch                   Title: Chairman of the Board
--------------------                         -----------------------
Print Name

                                  IMSL. Inc.

                     Board of Director Consent Resolutions


     Pursuant to Article 9.10(b) of the Texas Business Corporation Act. as amended, the undersigned, being all of the directors of IMSL, Inc., a Texas corporation (the "Company") by execution of this written consent do hereby the following resolutions:

     Consulting Agreement with Richard Couch:
     ---------------------------------------

     RESOLVED. that the Board of Directors has reviewed and does hereby approve the proposed terms and conditions of the consulting Agreement evidenced by the letter agreement dated as of November 15, 1990 ("Consulting Agreement") to be entered into between the Company and Richard G. Couch ("Couch") providing for performance by Couch, in his capacity as an independent contractor, of consulting services for the Company as its President, Chief Executive Officer and member of the Board of Directors, for the consideration and upon the terms and conditions set forth in such Agreement (a copy of which Consulting Agreement shall be included in the corporate records): and

     RESOLVED FURTHER, that the Chairman of the Board be and he is hereby authorized and empowered in the name and on behalf of the Company to execute and deliver the Consulting Agreement with such changes therein as the Chairman shall approve, his execution and delivery of same to be conclusive evidence of such approval; and

     RESOLVED FURTHER, that as provided in the Consulting Agreement, the purchase by Couch of 20,000 shares of Common Stock of the Company for an aggregate consideration of $12,000 is approved, and the proper officers of the Company are, upon receipt of payment of the consideration therefor, authorized, empowered and directed to issue and deliver a certificate registered in the name of Couch evidencing such shares of Common Stock, which shares upon issuance as aforesaid shall represent July authorized, issued and outstanding shares of Common Stock of the Company, fully paid and non-assessable; and

     RESOLVED FURTHER, that the proper officers of the Company, with the advice and assistance of counsel to the Company, be and they hereby are authorized and empowered to prepare such additional agreements and understandings as are necessary or appropriate to carry out the terms and conditions of the Consulting Agreement, including preparation of the option agreement covering up to 20,000 shares of Common Stock of the Company therein provided, and such other instruments and documents as may be required; and
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        RESOLVED FURTHER. that there be reserved out of the authorized but unissued shares of Common Stock of the Company a total of 20,000 shares (and such additional shares as may be necessary pursuant to any anti-dilution provisions contained in the operative option agreement) to be reserved for issuance upon exercise of said options in accordance with the terms thereof, any such shares when issued for the consideration and upon the terms and conditions set forth in the option agreement to represent duly authorized, issued and outstanding shares of Common Stock of the Company, fully paid and non-assessable; and

        General Authorization:
        ---------------------

        RESOLVED FURTHER, that the proper officers of the Company be, and each hereby is, authorized and empowered to take such additional action as may, in the judgment and discretion of such officer, be necessary or appropriate to carry out the intent of the foregoing resolutions.

        EXECUTED the 11th day of December, 1990.


/s/ Richard G. Couch                              /s/ Charles W. Johnson, Jr.
-----------------------------                    -------------------------------
    Richard G. Couch                                  Charles W. Johnson, Jr.

/s/ Walton C. Gregory                             /s/ Jennifer G. Johnson
-----------------------------                    -------------------------------
    Walton C. Gregory                                 Jennifer G. Johnson

/s/ Thomas E. Congdon                             /s/ Thomas J. Aird
-----------------------------                    -------------------------------
    Thomas E. Congdon                                 Thomas J. Aird

                              /s/ John V. Whaley
                           --------------------------
                                John V. Whaley

                               November 15, 1990


Mr. Richard Couch
P.O. Box 5500
Danville, CA  94526

Dear Richard:

     IMSL, Inc. (the "Company") wishes to obtain your services as an independent consultant with respect to Company operations. When signed by you, this letter will constitute an agreement between you and the Company and contains all the terms and conditions relating to the services you are to provide. This Agreement is effective as of August 9, 1990.

     1.  Services. You agree to serve as interim President and Chief Executive
         --------
Officer of the Company and to consult on such projects for the Company as requested from time to time by the Board of Directors of the Company. In addition, you agree to serve as a member of the Company's Board of Directors until such time as mutually agreed upon by you and the Company. Although it is contemplated that you will render your consulting services at the Company's principal offices, you may render the same at other locations of your choosing to the extent you are able at such other locations to perform satisfactorily your consulting duties hereunder. The Company acknowledges and agrees that you will not devote your full time and attention to the Company's business, and that during the term of this Agreement you will be rendering similar consulting services to other companies. Nevertheless, you agree not to render services for other companies or engage in other business activities if such services or activities would (i) materially interfere with the performance of your duties under this Agreement, (ii) compete directly or indirectly with the Company's business, or (iii) reflect adversely on the Company.

    2.  Term. This Agreement shall continue until terminated by either you or
        ----
the Company with or without cause at any time by at least thirty (30) days prior written notice, unless waived by the parties.

    3.  Compensation. As consideration for your services to be rendered and
        ------------
performed under this Agreement, you will be paid at the rate of $150 per hour, payable not less often than monthly as it accrues against receipt of an invoice from you reflecting hours spent in service to the Company during previous periods, plus expenses reasonably incurred in performance of services for the Company. Expense reimbursement is to be made not less often than monthly against appropriate receipts documenting for tax purposes expenses incurred. In addition, during the term of this Agreement, the Company will provide you with insurance coverages available under Company policy for executive personnel.

     4.   Incentive Arrangement.  You will be given the opportunity to purchase
          ---------------------
up to an aggregate of 40,000 shares of Common Stock of the Company ("Stock"), as follows:

          (i)  Stock Purchase.  Simultaneously with the execution of this
               --------------
Agreement, you will purchase 20,000 shares of Stock at an aggregate purchase price of $12,000. The purchase price will be paid by personal check. The purchased shares will be held in escrow by the Company subject to the Company's right to repurchase such shares at $.60 per share upon termination of your consulting relationship with the Company for any reason. The company's right to repurchase the shares will lapse at the rate of 2,222 shares of Common Stock per month effective on the ninth day of each calendar month from and after August 9, 1990; provided, however, that the Company's right to repurchase the shares will lapse in its entirety upon any change of control of the Company. The term "change of control" when used herein shall mean a transaction involving sale of the Common Stock or all or substantially all of the assets of the Company to a third party, and shall not include any sale or issuance of shares to any venture capital investor or pursuant to any management incentive program.

          (ii) Option.  An additional 20,000 shares of Stock will be covered by
               ------
a non-qualified option at a price of $6.00 per share. Subject to the conditions on exercisability described below, the option will have a term of eight (8) years beginning August 9, 1990, notwithstanding an earlier termination of your consulting relationship with the Company. The exercisability of the option will be subject, in part, to the completion, during the term of performance of your consulting services hereunder and to the satisfaction of the Board of Directors of the Company in the good faith exercise of its discretion, of the following corporate objectives (with 3,335 shares being exercisable on the date of grant and 3,333 shares of the option becoming exercisable on the completion of each):

               (a) adoption and implementation of the 1990 operating plan and 1991 operating plan;

               (b)  adoption of the three-to-five-year strategic plan;

               (c) firm commitment for privately placed venture capital at a price and on terms approved by the Board of Directors;

               (d) current non-defaulted loans and/or lines of credit from bank or other financial institution for working capital of not less than $1,300,000, without individual

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     guarantees and otherwise at a rate and on terms acceptable to the Board of
     Directors;

               (e) improvements in Company management, consisting of management and coordination of the search for a Chief Executive Officer (including, without limitation, assistance to recruiters retained by the Company to locate and retain a qualified Chief Executive Officer), adoption and implementation of appropriate incentive plans and arrangements for senior management and implementation of a program for development, marketing and sales of new products.

     Notwithstanding the foregoing, you may, at your election, exercise the option as to all or any portion of the 20,000 shares, subject to the Company's right to repurchase the shares at $6.00 per share, which right to repurchase your shares will lapse upon completion of the corporate objectives listed above (with the Company's right of repurchase lapsing as to 3,333 of the purchased shares upon completion of each corporate objective). Upon a change of control of the Company (as defined in paragraph (i) above), the option will become fully vested and exercisable and/or the Company's right to repurchase unvested shares shall lapse in its entirety.

        (iii)  Option Matters.  In connection with your stock purchase under
               --------------
paragraph (i) above, you agree to timely file an election under section 83(b) of the Internal Revenue Code, such election to be in the form of the election attached hereto as Exhibit A (the "83(b) Election"). Provided you timely file an 83(b) Election and provide a copy to the Company, for purposes of its corporate income tax returns and its information returns relating to your consulting services the Company will take a reporting position consistent with the 83(b) Election. You agree and acknowledge, however, that the valuation of the Company's Stock as reflected on the 83(b) Election is not binding on the Internal Revenue Service, and that with the benefit of hindsight, the Internal Revenue Service could successfully assert a different value for the Stock. As a condition to the exercise of the option under paragraph (ii) above and unless waived by the Company, you agree to pay to the Company, at the time you exercise the option, an amount in cash equal to 20% of the difference between the exercise price and the then fair market value of purchased shares (the "Funding Amount"). "Fair Market Value" of the purchased shares shall be as mutually agreed by you and the Company or, failing agreement, as determined by an investment banking firm selected by you and the Company, with all costs incurred by such investment banking firm to be shares equally. The Company agrees that the Funding Amount will be immediately deposited with the applicable Internal Revenue Service Center and will be treated by the parties as a contractual prepayment of your federal income tax obligation attributable to the option exercise. The Company will make an appropriate notation on the Form 1099 it files with the IRS and sends to you for the year in which you exercise the option. In addition, upon your payment of the Funding Amount to the Company, the Company shall pay you (or offset the Funding Amount) an amount representing interest on the Funding Amount computed as 10% (compounded annually) of the Funding Amount from the date of option exercise to April 15 of the following year. Alternatively you and the Company may agree to satisfy your obligation to pay the Funding Amount by authorizing the Company to retain an appropriate number of the option shares based on the fair market value thereof.

          (iv) Antidilution. The option will have customary antidilution
               -------------
provisions, but will not be affected by issuance of securities by the Board of Directors for fair value in cash, property or services. There will be no adjustment to the number of shares to which you are entitled under the option as a result of the issuance of securities to Merrill Pickard or any venture capital investor or pursuant to any management incentive plan.

          (v) Miscellaneous. Your death or disability which renders you unable
              --------------
to perform your consulting duties hereunder for a period of thirty (30) days shall be deemed a termination of performance of consulting services hereunder for purposes of the Company's repurchase rights with respect to the Stock and option to acquire Stock. As to all shares of Stock acquired by you, the Company shall have a right of first refusal to acquire such stock upon any proposal by you to sell or otherwise transfer such shares for value, at the price and upon the terms proposed for such sale. For purposes of the preceding sentence,
(i) the Company's right of first refusal shall survive for a period of thirty
(30) days from its receipt or a written notice from you stating, with reasonable detail, the terms and conditions of your proposed sale or transfer; and (ii) the Company's right of first refusal as described herein will terminate as to any shares of Stock acquired by you one hundred twenty (120) days after the first sale of Company Stock to the general public pursuant to a registration statement with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933.

          (vi) Documentation. You and the Company agree to work together to
               --------------
prepare and execute the documentation necessary to effect the transactions described in paragraphs (i) through (v) above.

     5. Independent Contractor. Your consulting services are made available to
        -----------------------
the Company with the understanding that your relationship with the Company shall be that of an independent contractor and not that of an employee, nor shall you participate in any Company plans, programs or fringe benefits maintained by the Company generally for its employees, other than insurance coverages for executive personnel of the Company which permit coverage for independent contractors. Except for the forms 1099 to be issued by the Company and as otherwise provided in Section 4(iii) with respect to the Funding Amount, as an independent contractor you are responsible for and agree timely to report and pay all of your withholding or estimated payments of taxes to all applicable local, state and federal tax authorities, including but not limited to state and federal income taxes, FICA and FUTA, and penalties and interest relating thereto. You further agree to indemnify and hold the Company, its officers and directors, harmless from any claims, liability, damage or expense incurred or arising by reason of your failure of performance of the preceding sentence; provided, however, that your obligation to indemnify the Company as described herein shall be offset by any tax benefit the Company receives, directly or indirectly, from the matter or matters with respect to which the Company seeks indemnity.

     6.  Entire Agreement; Amendment.  This Agreement constitutes the entire
         ----------------------------
agreement between you and the Company pertaining to the subject matter of this Agreement and supersedes any prior consulting or other agreements or understandings between you and the Company. Any amendment to this Agreement must be made in writing signed by you and the Company.

     7.  Notices.  All notices, requests and other communications called for by
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this Agreement shall be deemed to have been given if made in writing and mailed, postage prepaid, if to you, at the address set forth above, and if to the Company, to IMSL, 2500 Permian Tower, 2500 Citywest Boulevard, Houston, TX 77042-3020, with a copy to Charles W. Johnson, 3801 Lighthouse Drive, Racine, Wisconsin 53402, or to such other addresses as either party shall specify to the other.

     If this Agreement is satisfactory, you should execute and return the original and one copy to us, retaining the third copy for your file.

                                           IMSL, Inc.


                                           By:  /s/ Charles W. Johnson
                                              ------------------------------
                                              Charles W. Johnson
                                              Chairman of the Board

Agreed and Accepted:

/s/ Richard G. Couch
------------------------------------
Richard G. Couch